UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         SYNOVICS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

                Nevada                                   86-0760991
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

2575 East Camelback Road, Ste. 450, Phoenix, AZ                         85016
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   (Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

Not Applicable                           Not Applicable
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A,(c), check the following box.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A,(d), check the following box.   |X|

Securities Act registration statement file number to which this form relates:
                   (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:


                           COMMON STOCK PURCHASE RIGHT
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                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRATION'S SECURITIES TO BE REGISTERED.

         The information required by this item is contained under the heading,
ITEM 8.01 OTHER EVENTS, in the Form 8-K dated September 8, 2006 and filed by the Registrant with the Securities and Exchange Commission on September 14, 2006, which is incorporated herein by reference.

ITEM 2.  EXHIBITS

         EXHIBIT NO.              DESCRIPTION
         -----------              -----------

         3.(i).1     Restated Articles of Incorporation (1)

         3.(i).1     Articles of Amendment to the Articles of Incorporation (1)

         3.(ii).1    By-Laws (2)

         4.1 Form of Rights Agreement, effective as of September 8, 2006, between the Registrant and Continental Stock Transfer & Trust Company, as rights agent, which includes the Form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Shares of Common Stock as Exhibit B. (3)

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(1) Incorporated by reference to Registrant's Form 10 filed with the Securities and Exchange Commission on or about January 21, 1997.

(2) Incorporated by reference to Registrant's Form 8-K, dated September 20, 2006 and filed with the Securities and Exchange Commission on September 20, 2006.

(3) Incorporated by reference to Registrant's Form 8-K, dated September 8, 2006 and filed with the Securities and Exchange Commission on or about September 14, 2006.

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

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated: September 26, 2006


                                SYNOVICS PHARMACEUTICALS, INC.

                                By:    /s/ Ronald H. Lane, Ph.D.
                                    ----------------------------
                                    Name:  Ronald H. Lane, Ph.D.
                                    Title: President and Chief Executive Officer

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